Exhibit 99.13

Schedule 10.01(B) of the Plan
Rigas Agreements

Contract Party Name	Notification Address	Adelphia Party to the Contract	Type of Agreement	Contract Description	Contract Start Date	Contract End Date	Assignee
Multiple Contract Party Signatories: 1) Adelphia Cablevision Associates of Radnor, L.P. 2) Adelphia Cablevision Associates of West Palm Beach, LLC 3) Adelphia Cablevision of West Palm Beach II, LLC 4) Adelphia Company of Western Connecticut 5) Adelphia Holdings 2001, LLC 6) Henderson Community Antenna Television, Inc. 7) Montgomery Cablevision Associates, L.P. 8) Highland Video Associates, L.P. 9) Olympus Cable Holdings, LLC	c/o Adelphia Communications Corporation, 5619 DTC Parkway, Greenwood Village, CO 80111	Olympus Communications, L.P.	Management Agreement	Management Agreement dated 9.28.01	9.28.01	9.27.2011	N/A